                                                                EXHIBIT (d)(5)

   THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON                 *

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

                            SUBSCRIPTION CERTIFICATE

Dear Shareholder:

    You are entitled to exercise the Rights issued to you as of
                    , the Record Date for the Fund's rights offering, to subscribe for the number of Shares of Common Stock of Prospect Street High Income Portfolio Inc. shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund's Prospectus dated (the "Prospectus"). The terms and conditions of the rights offering (the "Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. In accordance with the Over-Subscription Privilege, as a Record Date Shareholder, you are also entitled to subscribe for additional Shares, subject to allocation and proration, if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and if you have fully exercised all Rights issued to you. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                              SAMPLE CALCULATION

                    FULL PRIMARY SUBSCRIPTION ENTITLEMENT

                      (one Share for each three Rights)

No. of shares owned -------------------
on the Record Date
*                                      / 3             =
       ---------------------  ---------------------          -------  new Shares
          (EQUALS NO. OF           (IGNORE
           RIGHTS ISSUED)         FRACTIONS)

----------
*Record Date Shareholders issued fewer than three Rights are entitled to subscribe for one Share pursuant to the Primary Subscription.

                               SUBSCRIPTION PRICE

    The Subscription Price will be $        .

                          METHOD OF EXERCISE OF RIGHTS

    IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON * (THE "EXPIRATION DATE").

BY FIRST CLASS MAIL:                     BY EXPRESS MAIL OR OVERNIGHT         BY HAND:
State Street Bank and Trust Company      COURIER:                             State Street Bank and Trust Company
Corporate Reorganization                 State Street Bank and Trust Company  Corporate Reorganization
P.O. Box 9061                            Corporate Reorganization             225 Franklin Street -- Concourse
Boston, Massachusetts 02205-8686         Two Heritage Drive                   Level
U.S.A                                    North Quincy, Massachusetts 02171    Boston, Massachusetts 02110
                                         U.S.A.                               U.S.A.

                                                                              or

                                                                              Bank of Boston
                                                                              c/o Boston EquiServe
                                                                              Corporate Reorganization
                                                                              55 Broadway -- 3rd Floor
                                                                              New York, New York 10006
                                                                              U.S.A.

DELIVERY TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

FULL PAYMENT OF THE SUBSCRIPTION PRICE PER SHARE FOR ALL SHARES SUBSCRIBED FOR PURSUANT TO BOTH THE PRIMARY SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE MUST ACCOMPANY THIS SUBSCRIPTION CERTIFICATE AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES PAYABLE TO PROSPECT STREET HIGH INCOME PORTFOLIO INC. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER. ALTERNATIVELY, IF A NOTICE OF GUARANTEED DELIVERY IS USED, A PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION CERTIFICATE, AND FULL PAYMENT, AS DESCRIBED IN SUCH NOTICE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT NO LATER THAN THE CLOSE OF BUSINESS ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE. FOR ADDITIONAL INFORMATION, SEE THE PROSPECTUS.

Certificates for the Shares acquired on Primary Subscription and representing Shares acquired pursuant to the Over-Subscription Privilege (for Record Date Shareholders) will be mailed promptly after the expiration of the Offer and full payment for the shares subscribed for has been received and cleared.

        THESE SUBSCRIPTION RIGHTS ARE TRANSFERABLE AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SUBSCRIPTION CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT

------------------
*Unless the Offer is extended.

    Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Corporate Investor Communications, Inc., toll- free at (800) 633-1822.

Account #:                         Control #:
                                   Number of Primary Subscription Rights:
                                   Number of Shares Entitled in Primary
                                   Subscription:

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                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: DETAILS OF SUBSCRIPTION
           IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

    A: I apply for ALL of my entitlement
       of new Shares pursuant to the
       Primary Subscription.

                               x   $  +  =       $
-------------------------------      ------      -----------------------------
      (NO. OF NEW SHARES)

    B: I apply for new Shares pursuant
       to the Over-Subscription
       Privilege.

                               x   $  +  =       $
-------------------------------      ------      -----------------------------
  (NO. OF ADDITIONAL SHARES)

                                             AMOUNT ENCLOSED $

*You can only over-subscribe if you have fully exercised your Primary
 Subscription Rights.

    IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

    C:  I apply for             x   $  +  =       $
  -------------------------------     ------      ----------------------------
        (NO. OF NEW SHARES)                            (AMOUNT ENCLOSED)

SECTION 2:  TO SUBSCRIBE

    I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above as a total of A and B, on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege.

    I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth for in the Prospectus.

Signature of subscriber(s) -----------------------------------------------------

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Telephone number (including area code) (     )  --------------------------------

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    If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.

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SECTION 3: TO SELL

    I hereby authorize the sale of rights indicated below by the Dealer Managers according to the procedures described in the Prospectus. Please check (x) below:
[] Sell any remaining unexercised Rights
[] Sell all of my Rights

SECTION 4: DESIGNATION OF BROKER-DEALER
    The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:

FIRM: ------------------------------------------------------------------------

REPRESENTATIVE NAME: ---------------------------------------------------------

REPRESENTATIVE NUMBER: -------------------------------------------------------

SECTION 5: TO TRANSFER RIGHTS: (EXCEPT PURSUANT TO SECTION 3 ABOVE)

For value received, ---------------- of the Rights represented by this Subscription Certificate are assigned to

------- - --- - -------------       ------------------------------------
  Social Security Number                (Print Full Name of Assignee)
   or Tax ID of Assignee

------------------------------      ------------------------------------

------------------------------      ------------------------------------
  Signature(s) of Assignee(s)       (Print Full Address including Zip Code)


The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

IMPORTANT: For Transfer, a Signature Guarantee must be provided by an eligible financial institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to the standards and procedures adopted by the issuer.

SIGNATURE GUARANTEED BY:

------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.

[] CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

NAME(S) OF REGISTERED OWNER(S):
                                ----------------------------------------------

WINDOW TICKET NUMBER (IF ANY):
                                ----------------------------------------------

DATE OF EXECUTION OF NOTICE OF
GUARANTEED DELIVERY:
                                ----------------------------------------------

NAME OF INSTITUTION WHICH
GUARANTEED DELIVERY:
                                ----------------------------------------------